Unsaved Document / 2/22/2012 / 17:42 First Quarter 2013 Earnings Call Presentation May 21, 2013

Safe Harbor Language This press release contains certain statements that are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward - looking statements . Forward - looking statements, such as the statements regarding our ability to finalize an amendment to our senior secured facility, to raise additional capital to pay or restructure our obligations as they come due, develop and expand our business, pay for our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground - based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions . Any forward - looking statements made in this press release speak as of the date made and are not guarantees of future performance . Actual results or developments may differ materially from the expectations expressed or implied in the forward - looking statements, and we undertake no obligation to update any such statements . Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K .

Poised for Revenue and Profitability Recovery Second - Gen Constellation & Product Development Build Earnings Power Debt Refinancing  Continued momentum in revenue growth  Sixth consecutive quarter of positive Adjusted EBITDA, up 82% over Q1 2012  Service levels improved significantly; full service restoration by summer 2013  Duplex subscribers increase usage on network; customers return in growing numbers  New feature - rich products designed to increase addressable market through lower cost and enhanced functionally  Successfully refinanced 5.75% Notes on May 20, 2013  Entered into agreement with French banks to materially improve debt repayment schedule and Thermo to fund and backstop $85 million – principal terms of amendment have been agreed to and amendment expected to be effective by end of June 2013 Spectrum Proceeding  Comment cycle on Globalstar’s Petition for Rulemaking completed  Expecting Commission’s issuance of a formal NPRM in the near future 1

Successful Completion of 5.75% Notes Exchange On May 20th, 2013, Globalstar successfully completed a refinancing of its 5.75% notes by entering into an Exchange Agreement with the holders, resolving the April 1, 2013 put  Thermo invested $25 million into Globalstar to facilitate the transaction and an additional $5 million for general corporate purposes  $13.54 million was paid to exchanging holders at close and $6.25 million was deposited with indenture trustee to purchase the remaining notes for non - participating holders  Holders may elect to convert up to 15% on both July 19 th , 2013 and March 20 th , 2014 in cash or equity, at the company’s option, leaving behind approximately $38 million of 8.00% convertible senior notes due 2028 outstanding at that time vs. $71.8 million pre - refinancing  New Notes continue to incur 5.75% cash interest with an additional 2.25% PIK interest  New Notes have a put feature on April 1, 2018 and April 1, 2023 with a stated maturity of April 1, 2028  Conversion price of the New Notes at $0.80 with customary anti - dilution and reset provisions  By year - end 2013, the New Notes are expected to include future guarantees by the Company’s subsidiaries that guarantee the COFACE Facility Agreement 2

$34.2 $56.5 $57.7 $35.1 $5.9 $26.5 $19.5 $4.0 $6.4 $32.8 $75.8 $77.8 $94.8 $294.5 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 COFACE Facility Amendment Update Agreement with COFACE and its bank group regarding material improvements to principal amortization schedule and covenant levels among other issues  Consent agreement executed May 20, 2013 – anticipates final amendment effective by end of June 2013  First principal repayment date will be deferred to December 2014 and no principal payment above $5 million until June 2016  Total Thermo financing and backstop is $85 million – $25 million funded in connection with exchange transactions, $60 million backstop of which $5 million funded to date Proposed Annual Principal Repayments and Deferred Principal Amounts 2013 2014 2015 2016 2017 2018 2019 3 2020 $34.2 $90.7 $148.4 $183.5 $189.4 $215.9 $235.4 $0.0 ($ in millions) Cumulative Deferral New Annual Principal Repayments Deferred Principal Amounts (Old repayment schedule less new repayment schedule)

Spectrum Update On November 13th, 2012, Globalstar filed a Petition for Rulemaking with the Federal Communications Commission (“FCC” or the “Commission”) for authority to provide a host of terrestrial mobile broadband services over its spectrum 4  FCC received comments and reply comments in January  With the comment cycle now closed, the FCC is reviewing the information filed  Any remaining concerns regarding our near - term plans to provide terrestrial services, including Terrestrial Low Power Service (“TLPS”) are manageable and will be handled thoroughly in the future rulemaking  We expect to hear from the FCC shortly regarding how the Commission will proceed with our petition and believe that they will issue a Notice of Proposed Rulemaking in the near future  We hope to have approval to offer TLPS by year - end 2013  TLPS significantly expands the spectral capacity in the U.S. and can help to significantly relieve existing Wi - Fi congestion  We are designing TLPS to ensure that it has no detrimental impact to any existing or future operations in any of the nation’s Wi - Fi channels  In the long - term Globalstar expects that its additional MSS Uplink spectrum will be included within the AWS - 5 Terrestrial license for Low Power Uplink services between 1610 and 1617.775 MHz

Q1 2013 Results Summary

Summary Financial Performance

- Revenue was $19.3 million, representing a growth of 16% over Q1 2012
- Adjusted EBITDA increased $1.1 million, an improvement of 82% vs. Q1 2012
- Duplex ARPU increased 25% over Q1 2012, reaching $19.24 in Q1 2013

($ in millions except ARPU data)

INCOME STATEMENT SUMMARY	Q1 2011	Q2 2011	Q3 2011	Q4 2011	2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	Q1 2013
Revenue:											
Service revenue											
Duplex	$5.1	$5.4	$5.2	$4.2	$19.8	$4.2	$4.5	$5.0	$4.8	$18.4	$4.8
SPOT	4.2	4.9	4.9	5.7	19.8	5.3	6.5	6.6	6.9	25.2	7.1
Simplex	1.2	1.2	1.6	1.5	5.5	1.3	1.4	1.7	1.8	6.1	1.8
Other	3.7	1.9	2.5	2.2	10.4	1.8	1.8	2.1	1.9	7.7	1.6
Total Service Revenue	$14.2	$13.4	$14.2	$13.6	$55.4	$12.6	$14.2	$15.4	$15.3	$57.5	$15.4
Equipment revenue	$4.1	$5.6	$4.0	$3.8	$17.4	$4.1	$5.8	$5.2	$3.7	$18.9	$3.9
Total revenue	$18.3	$19.0	$18.2	$17.4	$72.8	$16.7	$20.0	$20.5	$19.1	$76.3	$19.3
Cost of services	$9.1	$9.4	$10.8	$8.5	$37.9	$7.3	$7.5	$7.4	$7.9	$30.1	$7.5
Cost of subscriber equipment sales plus value reduction	2.9	4.0	3.8	10.0	20.8	3.0	3.8	4.7	3.3	14.7	2.9
Marketing, general, and administrative	8.1	9.4	9.8	6.5	33.8	6.6	7.0	7.4	6.4	27.5	6.9
Contract termination charge	0.0	0.0	0.0	0.0	0.0	0.0	22.0	0.0	0.0	22.0	0.0
Depreciation, amortization, and accretion	10.6	12.8	12.1	14.5	50.0	14.7	15.9	18.7	20.5	69.8	20.3
Other operating expenses	0.3	0.2	3.0	0.1	3.6	0.1	7.1	0.0	0.0	7.2	0.0
Total operating expenses	$31.0	$35.8	$39.6	$39.7	$146.1	$31.7	$63.4	$38.2	$38.1	$171.3	$37.7
Loss from operations	($12.8)	($16.8)	($21.4)	($22.3)	($73.2)	($14.9)	($43.4)	($17.7)	($19.0)	($95.0)	($18.4)
Other income (expense)	6.4	2.8	20.7	(11.7)	18.2	(9.4)	16.0	(23.5)	0.1	(16.8)	(6.6)
Income tax benefit (expense)	(0.1)	(0.1)	0.0	0.3	0.1	(0.2)	(0.1)	(0.1)	(0.1)	(0.4)	(0.1)
Net loss	($6.5)	($14.1)	($0.7)	($33.7)	($54.9)	($24.5)	($27.5)	($41.2)	($19.0)	($112.2)	($25.1)
Adjusted EBITDA (1)	**($2.5)**	**($2.0)**	**($3.5)**	**$1.6**	**($6.4)**	**$1.4**	**$2.9**	**$3.1**	**$2.5**	**$9.8**	**$2.5**
ARPU											
Duplex	$17.83	$18.87	$18.37	$14.99	$17.54	$15.35	$16.74	$18.95	$18.49	$17.42	$19.24
SPOT	8.83	9.57	8.86	9.67	9.29	8.57	9.91	9.44	9.60	9.47	10.45
Simplex	3.09	3.12	3.98	3.65	3.37	3.03	2.88	3.24	3.23	3.11	3.20
GO / Wholesale	2.34	3.43	3.01	1.74	2.67	1.45	1.54	1.60	1.81	1.59	1.89

(1) Adjusted to exclude non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new consumer products and certain other one-time charges. See reconciliation to GAAP Net loss on Annex A.

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($1.8) ($0.3) ($2.1) ($4.3) ($2.5) ($2.0) ($3.5) $1.6 $1.4 $2.9 $3.1 $2.5 $2.5 ($5.0) ($4.0) ($3.0) ($2.0) ($1.0) $0.0 $1.0 $2.0 $3.0 $4.0 $20.43 $20.68 $20.03 $18.33 $17.83 $18.87 $18.37 $14.99 $15.35 $16.74 $18.95 $18.49 $19.24 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 Duplex ARPU Restoration and Historical Adjusted EBITDA 6 Adjusted EBITDA (1) Duplex ARPU Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q1 2013 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Fourth Launch of Second - Gen satellites Duplex ARPU Highest since Q3 2010 ($ in millions) Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q1 2013 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Operational Inflection Point (1) Adjusted to exclude non - cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D co sts associated with the development of new consumer products and certain other one - time charges. See reconciliation to GAAP Net loss on Annex A.

Second - Generation Update Second - Generation Update  On February 6, 2013, Globalstar successfully completed the fourth launch of second - generation satellites from the Baikonur Comsodrome  12 th successful launch on the Soyuz vehicle with long - standing partner Arianespace and their affiliate Starsem  Full testing on all satellites completed, including processing call traffic  Two satellites from Launch 4 already placed into commercial service, two scheduled to be in service this week, and remaining satellites by mid - summer 2013  Network cost is approximately 10% of the first generation network – adjusted for higher capacity & longer life – and 1/3rd of the cost of the nearest competitor’s new program  Coverage and quality improvements will drive customer usage, market adoption and increased ARPU on a larger subscriber base 7

New Products: Positioned to Broaden Addressable Market

New Products

SPOT Global Phone	SPOT 3	STX3	Maritime Kit	Consumer Asset Tracker



May 2013



June 2013



STX3 shown in relative size next to a quarter

June 2013



Sept 2013



Device shown in relative size next to a smartphone.

Oct 2013

Product Features

SPOT Global Phone

- Small, lightweight, consumer-oriented satellite phone
- Leverages the brand equity of SPOT in the recreational and consumer marketplace
- Portable device with a long battery life
- Airtime pricing will match current Duplex price plans

SPOT 3

- Battery life 2x SPOT 2
- Enhanced customization features
- Smaller form factor
- USB connection for line power eliminates the need for battery replacement
- New movement messaging, theft alerting capabilities
- Extreme Tracking at 2.5 minute intervals

STX3

- Smallest and most efficient simplex M2M transmitter ever
- Will result in greater M2M market penetration and broadened customer appeal
- ASIC based device which makes it smaller, lighter, more cost effective and power efficient

Maritime Kit

- Feature-rich two-way communication device designed to penetrate the maritime industry
- Rugged form factor built around the GIK-1700 cradle
- Improved usability: water protection, amplified speaker phone & data connectivity via USB

Consumer Asset Tracker

- Inexpensive consumer asset tracking device
- Broadens addressable market and leverages retail distribution network
- Offers anything, anywhere and anytime asset intelligence for consumer assets such as cars, ATVs, motorcycles, jet skis etc.

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Globalstar Value Drivers Low Cost Second - Gen Satellite Ecosystem x Breakthrough Mass Market Products x Valuable Spectrum Assets x  Offers the industry’s lowest cost and highest voice quality  Second - generation provides significant cost benefits and network performance enhancements years before our competitors  Duplex service restoration underway  Poised for revenue and profitability recovery  Launching 5 new products in 2013 – designed to increase addressable market through lower costs and enhanced functionality  10,000 retail points of distribution – only satellite company to have successfully penetrated mass consumer market – now selling the new SPOT Global Phone through this existing distribution network  Further expanding distribution and verticals served 9  Non - replicable 25.225 MHz of globally - harmonized spectrum with 19.275 MHz targeted for terrestrial broadband use in the U.S.  Awaiting issuance of Notice of Proposed Rulemaking  Unique spectrum position allows for rapid deployment of 2.4 GHz spectrum for consumer broadband service to relieve existing Wi - Fi congestion

Annex A – Adjusted EBITDA Reconciliation

($ in millions)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	Q1 2013
Net loss	($35.6)	($19.2)	($24.5)	($18.1)	($97.5)	($6.5)	($14.1)	($0.7)	($33.7)	($54.9)	($24.5)	($27.5)	($41.2)	($19.0)	($112.2)	($25.1)
Interest income and expense, net	1.2	1.0	1.1	1.2	4.6	1.2	1.2	1.2	1.2	4.8	3.1	3.8	6.6	8.1	21.5	7.8
Derivative (gain) loss	25.0	8.1	9.2	(12.2)	30.0	(6.4)	(3.9)	(23.8)	10.3	(23.8)	6.5	(20.4)	16.5	(9.5)	(7.0)	(0.5)
Income tax expense (benefit)	0.1	0.0	0.0	0.3	0.4	0.1	0.1	(0.0)	(0.3)	(0.1)	0.2	0.1	0.1	0.1	0.4	0.1
Depreciation, amortization, and accretion	5.9	6.0	7.3	8.3	27.4	10.6	12.8	12.1	14.5	50.0	14.7	15.9	18.7	20.5	69.8	20.3
EBITDA	($3.5)	($4.1)	($6.9)	($20.5)	($35.1)	($1.0)	($3.9)	($11.2)	($8.0)	($24.0)	($0.1)	($28.1)	$0.6	$0.2	($27.5)	$2.6
Reduction in the value of assets, inventory & impairments	$0.0	$0.1	$1.9	$14.1	$16.0	$0.4	$0.5	$4.0	$7.5	$12.4	$0.3	$7.2	$0.7	$0.4	$8.6	$0.0
Stock compensation	(1.7)	1.0	0.9	0.9	1.0	0.7	0.8	0.5	0.2	2.2	0.3	0.3	0.3	0.3	1.3	0.4
Research and development	0.5	0.6	1.1	1.4	3.7	0.5	0.5	0.6	0.2	1.8	0.1	0.1	0.0	0.1	0.3	0.2
Severance	1.1	0.2	0.9	(0.1)	2.1	0.1	0.2	0.7	0.3	1.3	0.0	0.0	(0.0)	0.0	0.1	0.0
Foreign exchange and other loss	1.9	2.0	(0.1)	(0.0)	3.7	(1.2)	(0.1)	1.9	0.3	0.9	(0.1)	0.6	0.4	1.3	2.3	(0.6)
Revenue recognized from Open Range lease term.	0.0	0.0	0.0	0.0	0.0	(2.0)	0.0	0.0	0.0	(2.0)	0.0	0.0	0.0	0.0	0.0	0.0
Thales arbitration expenses	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	1.0	1.0	0.7	0.8	0.2	0.1	1.8	0.0
Contract termination charge	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	22.0	0.0	0.0	22.0	0.0
Write off of deferred financing costs	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.8	0.0	0.8	0.0
Adjusted EBITDA	**($1.8)**	**($0.3)**	**($2.1)**	**($4.3)**	**($8.6)**	**($2.5)**	**($2.0)**	**($3.5)**	**$1.6**	**($6.4)**	**$1.4**	**$2.9**	**$3.1**	**$2.6**	**$9.8**	**$2.6**

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Globalstar